As filed with the Securities and Exchange Commission on August 27, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MID PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1666413
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

349 Union Street, Millersburg, PA	17061
(Address of principal executive offices)	(Zip code)

MID PENN BANCORP, INC. 2014 RESTRICTED STOCK PLAN

(Full title of plan)

Rory G. Ritrievi, President & CEO

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA 17061

(Name and address of agent for service)

(866) 642-7736

(Telephone number, including area code, of agent for service)

Copies to:

Kenneth J. Rollins, Esquire

Pillar Aught LLC

4201 E. Park Circle

Harrisburg, Pennsylvania 17111

(717) 308-9910

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Registration to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $1.00 par value	100,000 shares	$20.30	$2,030,000	$263.49

(1)

Represents the number of shares of common stock that may be issued under the Plan, together with an indeterminate number of shares of the Registrant’s common stock that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the Registrant’s common stock. In accordance with Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), such indeterminable number of additional shares as may be issuable as a result of such adjustments are also registered hereby.

(2)

Estimated solely for purposes of determining the registration fee. The proposed maximum aggregate offering price per share has been computed pursuant to Rules 457(c) and 457(h) based upon the average of the high and low prices of the Registrant’s common stock as of August 25, 2020, as reported on the NASDAQ stock market.

EXPLANATORY NOTE

Mid Penn Bancorp, Inc., or the Registrant, is filing this Registration Statement on Form S-8 to register 100,000 additional shares of its common stock, par value $1.00 per share (the “Common Stock”), issuable under the Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan (the “Plan”), which 100,000 shares are in addition to the 100,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 25, 2014 (No. 333-197024) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”). The contents of the Prior Registration Statement, together with all exhibits filed therewith or incorporated therein by reference, are incorporated herein by reference and made a part of this Registration Statement.

Pursuant to General Instruction E to Form S-8, because this Registration Statement registers additional securities under the Plan of the same class as those to which the Prior Registration Statement relates and is effective, this Registration Statement consists only of the following: the facing page, the required statement regarding incorporation by reference, information required to be in this Registration Statement that is not in the Prior Registration Statement, the required opinions and consents, and the signature page

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated into this Registration Statement by reference:

(a)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 13, 2020 and amended on April 14, 2020.

(b)	Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, filed with the Commission on May 11, 2020, and June 30, 2020, filed with the Commission on August 7, 2020.

(c)

Registrant’s Current Reports on Form 8-K filed with the Commission on January 28, 2020, March 19, 2020, March 20, 2020, April 13, 2020, April 17, 2020, April 27, 2020, July 23, 2020, August 26, 2020 and August 27, 2020.

(d)

The description of Registrant’s common stock set forth in its registration statement on Form 8-A/A filed with the Commission on October 20, 2008, pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), including any amendment or reports filed under the Exchange Act for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 8.	Exhibits.

*5.1	Opinion of Pillar Aught LLC.

23.1	Consent of Pillar Aught LLC (included as part of Exhibit 5.1).

*23.2	Consent of BDO USA, LLP.

24.1	Powers of Attorney (included as part of signature page).

99.1	Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan (incorporated by reference to Appendix A of Registrant’s Definitive Proxy Statement on Schedule 14A as filed with the SEC on March 27, 2014.)

99.2	First Amendment to Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan (incorporated by reference to the Appendix of Registrant’s Definitive Proxy Statement on Schedule 14A as filed with the SEC on July 13, 2020.)

*	Filed herewith.

INDEX TO EXHIBITS

Exhibit No.	Exhibit

*5.1	Opinion of Pillar Aught LLC.

23.1	Consent of Pillar Aught LLC (included as part of Exhibit 5.1).

*23.2	Consent of BDO USA, LLP.

24.1	Powers of Attorney (included as part of signature page).

99.1	Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan (incorporated by reference to Appendix A of Registrant’s Definitive Proxy Statement on Schedule 14A as filed with the SEC on March 27, 2014.)

99.2	First Amendment to Mid Penn Bancorp, Inc. 2014 Restricted Stock Plan (incorporated by reference to the Appendix of Registrant’s Definitive Proxy Statement on Schedule 14A as filed with the SEC on July 13, 2020.)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Millersburg, Commonwealth of Pennsylvania, on the 26th day of August, 2020.

MID PENN BANCORP, INC.
(Registrant)

By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Mid Penn Bancorp, Inc., a Pennsylvania corporation (the “Company”), constitutes and appoints Rory G. Ritrievi and Michael D. Peduzzi, with full power of each of them to act alone, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposed as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 26, 2020.

Signature	Capacity

/s/ Rory G. Ritrievi	President, Chief Executive Officer & Director
Rory G. Ritrievi	(Principal Executive Officer)

/s/ Michael D. Peduzzi	Chief Financial Officer
Michael D. Peduzzi, CPA	(Principal Financial Officer)

/s/ Robert A. Abel	Director
Robert A. Abel

/s/ Kimberly J. Brumbaugh	Director
Kimberly J. Brumbaugh

/s/ Matthew G. DeSoto	Director
Matthew G. DeSoto

/s/ Robert C. Grubic	Director
Robert C. Grubic

/s/ Gregory M. Kerwin	Director
Gregory M. Kerwin

/s/ Donald F. Kiefer	Director
Donald F. Kiefer

Signature	Capacity

/s/ Theodore W. Mowery	Director
Theodore W. Mowery

/s/ John E. Noone	Director
John E. Noone

/s/ Noble C. Quandel, Jr.	Director
Noble C. Quandel, Jr.

/s/ David E. Sparks	Director
David E. Sparks

/s/ William A. Specht, III	Director
William A. Specht, III